               AMENDMENT OF ARTICLES OF INCORPORATION


HONORABLE REBECCA MCDOWELL COOK
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO  65102

        Pursuant to the provisions of The General and Business
Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is Allegiant Bancorp, Inc. The name under which it was originally organized was Allegiant Bancorp, Inc.

2. An amendment to the Corporation's Articles of Incorporation, as amended, was adopted by the shareholders on May 28, 1998.

3.   Article Number 3 is amended to read as follows:

                              "ARTICLE THREE
                              --------------

                       The aggregate number, class and par
                  value, if any, of shares which the corporation shall have authority to issue shall be: twenty million (20,000,000) shares of Common Stock with a par value of One Cent ($0.01) each.

                       The preferences, qualifications,
                  limitations, restrictions and the special or relative rights, including, convertible rights, if any, in respect of the shares of each class are as follows: None."

4. Of the 5,140,224 shares outstanding, 5,140,224 of such shares were entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

            Class                    Number of Outstanding Shares

         Common Stock                         5,140,224

5. The number of shares voted for and against the amendment was as follows:

            Class         No. Voted For     No. Voted Against

         Common Stock       2,601,509           31,693


6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

       N/A

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        IN WITNESS WHEREOF, the undersigned, Shaun R. Hayes, President of
Allegiant Bancorp, Inc. has executed this instrument and its Assistant Secretary has affixed its corporate seal hereto and attested said seal on the 11th day of August, 1998.

        PLACE
  CORPORATE SEAL
        HERE.
(IF NO SEAL, STATE "NONE.")
                                      Allegiant Bancorp, Inc.


ATTEST:

/s/   Christy Siburt                  By /s/ Shaun R. Hayes
-----------------------------------      --------------------------------
Christy Siburt, Assistant Secretary      Shaun R. Hayes, President



                                                  FILED AND CERTIFICATE
                                                          ISSUED
                                                        AUG 13 1998

                                                /s/ Rebecca McDowell Cook
                                                    SECRETARY OF STATE


State of Missouri      )
                       )ss
County of St. Louis    )


        I, Lisa G. Evans, a Notary Public, do hereby certify that on this 11th day of August, 1998, personally appeared before me Shaun R. Hayes, who, being by me first duly sworn, declared that he is the President of Allegiant Bancorp, Inc., that he signed the foregoing document as the President of the corporation, and that the statements therein contained are true.



NOTARIAL SEAL  /s/ Lisa G. Evans
               ---------------------------------------

      LISA G. EVANS                    My commission expires 8/10/2002
      LINCOLN COUNTY                                         ---------
   MY COMMISSION EXPIRES
      AUGUST 10, 2002



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